Exhibit 99.2

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of this Statement on Schedule 13D including any amendments thereto. This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
The execution and filing of this agreement shall not be construed as an admission that the below-named parties are a group or have acted as a group.
Dated: March 11, 2019

Japan NK Investment K.K.

By:	/s/ Mitsutoshi Nishiyama
	Name:	Mitsutoshi Nishiyama
	Title:	Chief Executive Officer

TC3 G.K.

By:	/s/ Hidenori Nakagawa
	Name:	its Representative Member
	Title:	Three Stars Co., Ltd.
Hidenori Nakagawa,
Representative Director

Hidenori Nakagawa

By:	/s/ Hidenori Nakagawa

Keystone Partners Co., Ltd.

By:	/s/ Satoshi Koyama
	Name:	Satoshi Koyama
	Title:	Representative Director

Japan Revival Sponsor Fund III, LPS

By:	/s/ Satoshi Koyama
	Name:	Satoshi Koyama
	Title:	Representative Director

Satoshi Koyama

By:	/s/ Satoshi Koyama

Tomoaki Tsutsumi

By:	/s/ Tomoaki Tsutsumi

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